Exhibit 2.2

BEAR VILLAGE, INC.

______________________________________

BYLAWS

________________________________

July 21, 2020

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BYLAWS

OF

BEAR VILLAGE, INC.

ARTICLE I  OFFICES

Section 1.01 Principal Office. The principal office for the transaction of the business of the corporation (also referred to as company) is located at 3665 Greenwood Circle, Chalfont, PA 18914. The corporation's directors may change the principal office from one location to another. Any change of this location shall be noted by the Secretary, or this section may be amended to state the new location.

Section 1.02 Other Offices. The Corporation may have offices at such other place or places as from time to time the Board of Directors may determine or the business of the Corporation may require.

ARTICLE II  MEETINGS OF STOCKHOLDERS

Section 2.01 Annual Meetings. The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as may come before the meeting shall be held on such date and at such time and place within or without the State of Wyoming as may be designated by the Board of Directors.

Section 2.02 Special Meetings. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the President or by order of the Board of Directors and shall be called by the President or Secretary upon the request in writing of a Stockholder or Stockholders holding of record at least one fourth of the outstanding shares of Stock of the Corporation entitled to vote at such meeting. Any such written request of a Stockholder or Stockholders shall state a proper purpose or purposes for the meeting and shall be delivered to the President or Secretary. Notwithstanding the foregoing, if at any time the shares of stock of the Corporation are registered under the Securities Act of 1933, as amended, shareholders shall not be permitted to call a meeting of the shareholders, unless otherwise permitted by the Wyoming General Business Corporation Law.

Section 2.03 Place of Meetings. Each meeting of Stockholders of the Corporation, whether annual or special, shall be held on such date and at such time and place within or without the State of Wyoming as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of said meeting. Attendance by Stockholders may be via electronic media if the Stockholder submits to the Secretary, in writing or via electronic media, with an electronic signature, at least 24 hours prior to the Meeting that attendance will be through an electronic media. The minutes of the meeting shall reflect any Stockholder who attends the Meeting via electronic media, the nature of the electronic media and confirmation at the adjournment of the meeting that the Stockholder was present and available for all business considered. Failure of any electronic media is not the responsibility of the Corporation, Board of Directors, Offices or other Stockholder and shall not prohibit the consideration of business during the meeting.

Section 2.04 Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the Stockholders shall be given to each Stockholder of record entitled to vote at such meeting, whether annual or special, not less than ten (10) nor more than fifty (50) days before the day on which the meeting is to be held by delivering a typewritten or printed notice to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose. If a Stockholder has not furnished to the Secretary of the Corporation his address for such purpose, then such notice shall be sent to his post office address last known to the Secretary of the Corporation. Each such notice shall state the purpose or purposes for which the meeting is called, and the date, time, and place where such meeting is to be held. Except where expressly required by law, no publication of any notice of a meeting of Stockholders shall be required. Notice of any meeting of Stockholders shall not be required to be given to any Stockholder who shall attend such meeting in person or by proxy. Notice of any adjourned meeting of the Stockholders shall not be required to be given, except where expressly required by law.

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Section 2.05 Written Waiver or Consent. The transactions of any meeting of shareholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, if a quorum be present either in person, via electronic media, or by proxy.

Section 2.06 General. Any action which may be taken at any annual or special meeting of Stockholders may be taken without a meeting and without prior notice, if a consent in writing setting forth the action so taken is signed by the holders of the majority of votes in accordance with issued and outstanding classes of shares having not less than the minimum number of votes that would be necessary to have a quorum.

Section 2.07 Quorum. At each meeting of the Stockholders, except where other provision is made by law, the presence, in person or by proxy, of the holders of record of sixty-six and 2/3 percent (66.67%) of the issued and outstanding of all classes of stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the Stockholders of the Corporation present in person or by proxy and entitled to vote or, in the absence of any Stockholder entitled to vote, any officer entitled to preside at, or act as Secretary of, such meeting, shall have the power to adjourn the meeting from time to time, until Stockholders holding the requisite amount of Stock shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.08 Agenda. following order of business shall be observed at all Annual and Special Meetings:

a.	Calling of the roll.

b.	Reading, correction and approval of the minutes of

c.	previous meetings.

d.	Reports of Officers.

e.	Reports of Committees.

f.	Election of Directors.

g.	Unfinished business

h.	New Business

Section 2.09 Voting. At each meeting of the Stockholders, every Stockholder of record of the Corporation entitled to vote at such meeting shall be entitled to vote in person or by proxy for each in accordance with the rights of the class of stock of the Corporation registered in his name on the books of the Corporation: (a) on the date fixed pursuant to Section 7.06 of Article VII of these Bylaws as the record date for the determination of Stockholders entitled to vote at such meeting; or (b) if no such record date shall have been fixed, then as of the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Any vote on Stock of the Corporation may be given by the Stockholder entitled in person or by proxy appointed by an instrument in writing, including without limitation a telegraph or a cable, subscribed by such Stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. At all meetings of the Stockholders, all matters (except where other provision is made by law or by the Certificate of Incorporation) shall be decided by a majority of the votes cast by the holders of the Stock present in person or by proxy and entitled to vote thereat, a quorum being present.

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Section 2.10 List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger, either directly or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least 10 days before every meeting of the Stockholders for the election of Directors of the Corporation, a complete list of the Stockholders entitled to vote thereat, arranged in alphabetical order and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town, or village where the election is to be held and which place shall be specified in the notice of meeting, or, if not so specified, at the place where said meeting is to be held. The list of Stockholders shall be produced and kept at the time and place of said meeting during the whole time and shall be subject to the inspection of any Stockholder who shall be present thereat. Upon the willful neglect or refusal of the Directors to produce such list at any election, they shall be ineligible for any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the Stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such election.

Section 2.11 Judges of Election. The Board of Directors may appoint judges of election to serve at any election of Directors and at balloting on any other matter that may properly come before a meeting of Stockholders. If no such appointment shall be made, or if any of the judges so appointed shall fail to attend, refuse, or be unable to serve, then such appointment may be made by the presiding officer at the meeting.

ARTICLE III BOARD OF DIRECTORS

Section 3.01 General Powers and Limitations. The property, affairs, and business of the Corporation shall be managed by or under the direction of the Board of Directors subject to the provisions of law, the Statutes of the State of Wyoming and any vote by the Stockholders to the contrary. Powers granted to the Board of Directors are limited to those conducted in the normal course of business, the Board of Directors is not empowered to:

a.	Change, adjust, modify or amend the Certificate of Incorporation, state registrations or these Bylaws;

b.	Issue additional shares of stock, authorize stock splits, authorize reverse stock splits, create additional classes of stock or change the rights held by current Stockholders;

c.	Sell, license, lease or transfer Corporate assets, intellectual property, trade secrets, know-how, patents or other materials outside of the normal course of business;

d.	Merge or create a joint venture;

e.	Take any other actions not specifically granted;

unless those powers are granted by a sixty-six and 2/3 percent (66.67%) vote of the eligible voting Stockholders in accordance with the provisions of Article II.

Section 3.02 Number, Election, Qualifications, and Term of Office. The number of Directors shall be as fixed from time to time by resolution of the Stockholders. The initial Board of Directors and all subsequent Boards of Directors shall consist of that number of Directors set forth in the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation or in these Bylaws, Directors shall be elected by a plurality of the votes of the Stockholders entitled to vote at each meeting of Stockholders for the election of a Director or Directors. Directors need not be Stockholders. Each Director shall hold office until his or her successor shall have been duly elected and qualified, or until his or her death, or until he or she shall resign, or until he or she shall have been removed in the manner hereinafter provided.

Section 3.03 Resignation. Any Director of the Corporation may resign at any time by giving written notice to the President or to the Secretary of the Corporation. The resignation of any Director shall take effect at the time specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

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Section 3.04 Removal of Directors. Any Director or the entire Board of Directors may be removed, either with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of Directors. If the Certificate of Incorporation of the Corporation provides for cumulative voting and less than the entire board is to be removed, then no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if cumulatively voted at an election of the entire Board of Directors. Any vacancy in the Board of Directors caused by any such removal may be filled by a plurality of the votes of the Stockholders at such meeting, or, if the Stockholders shall fail to fill such vacancy, by the Board of Directors.

Section 3.05 Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of Directors, or any other cause, may be filled by the affirmative vote of a majority of the remaining Directors (though less than a quorum), unless filled by the Stockholders pursuant to Section 3.4. Each Director so chosen shall hold office until his or her successor shall be duly elected and qualified or until his or her death, resignation, or removal, if earlier.

Section 3.06 Place of Meetings, Offices, and Books and Records. Except as otherwise specifically provided by law, the Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation at such place or places within or without the State of Wyoming as the Board of Directors may from time to time determine.

Section 3.07 First Meeting. Within 30 days after each annual election of Directors, the Board of Directors shall meet for the purpose of organization, the election of Officers, and the transaction of other business at the place where regular meetings of the Board of Directors are held. Notice of such meeting shall be given in the manner hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice signed by all the Directors.

Section 3.08 Regular Meetings. Regular meetings of the Board of Directors may be held at such places and at such times as the Board shall determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting that would otherwise be held on that day shall be held at such place at the same hour and on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given, provided that, whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Section 3.09 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the President or by one of the Directors. At least three calendar days before the day on which any special meeting is to be held, notice of such meeting shall be sent to each Director by first class mail, addressed to him or her at his or her residence or usual place of business, or shall be sent to him or her at such place by telegraph, cable, or wireless, or shall be delivered personally or by telephone at least one day before the day on which the meeting is to be held. Each such notice shall state the time and place of the meeting but need not state the purposes, except as otherwise expressly provided herein. Notice of any meeting of the Board of Directors need not be given to any Director who shall be present at such meeting or who shall, either before or after such meeting, waive notice of such meeting in writing or by telegram, radio, cable, or telephone. Any meeting of the Board of Directors shall be a legal meeting without any notice having been given if all of the Directors of the Corporation then in office shall be present thereat.

Section 3.10 Quorum and Manner of Acting. Except as otherwise provided by statute or by these Bylaws, two-thirds of the total number of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the Directors present at any meeting at which a quorum shall be present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting from time to time until a quorum is present. Notice of any adjourned meeting need not be given, except as required by law.

Section 3.11 Remuneration. Directors shall receive such reasonable compensation for their services as the Board may from time to time determine to be appropriate. Such compensation may be in the form of a salary or a fixed fee for attendance at meetings, with expenses, if any. Nothing herein contained shall be construed so as to preclude any Director from serving the Corporation in any other capacity and receiving remuneration therefor.

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Section 3.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent in writing and such writing or writings are filed with the minutes of proceedings of the Board or such committee.

Section 3.13 Telephone Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment, which allows all persons participating in the meeting to hear each other. Participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV COMMITTEES

Section 4.01 Designation of Committees, Alternate Members, and Term of Office. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including an Executive Committee. Each committee shall consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who, in the order specified by the Board, may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member or members of a committee, and in the event there are not sufficient alternate members present at such meeting, the member or members, including alternates, present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. The term of office of the members of each committee shall be as fixed from time to time by the Board, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the Board shall ipso facto cease to be a committee member. Each committee shall appoint a secretary, who may be the Secretary of the Corporation or any Assistant Secretary.

Section 4.02 Powers of Committees. Any committee designated by the Board of Directors pursuant to Section 4.1, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. However, no such committee shall have any power or authority to: (a) amend the Certificate of Incorporation; (b) adopt an agreement of merger or consolidation; (c) recommend to the Stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets; (d) recommend to the Stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amend these Bylaws. Unless the resolution creating the committee so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of Stock, stock splits or reverse stock splits.

Section 4.03 Meetings, Notices, and Records. Each committee may provide for the holding of regular meetings, with or without notice, and may fix the time and place at which such meetings shall be held. Special meetings of each committee shall be held upon call by or at the direction of its chairman or, if there be no chairman, by or at the direction of any two of its members, at the time and place specified in the respective notices or waivers of notice. Notice of each special meeting of a committee shall be mailed to each member of such committee, addressed to him or her at his or her residence or usual place of business, at least one day before the day on which the meeting is to be held, or shall be sent by telegram, radio, or cable, addressed to him or her at such place, or telephoned or delivered to him or her personally, not later than the day before the day on which the meeting is to be held. Notice of any meeting of a committee need not be given to any member who shall attend the meeting in person or who shall waive notice by telegram, radio, cable, or other writing. Notice of any adjourned meeting need not be given. Each committee shall keep a record of its proceedings.

Section 4.04 Quorum and Manner of Acting. At each meeting of any committee the presence of two-thirds of its members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee. In the absence of a quorum, a majority of the members present at the time and place of any meeting may adjourn the meeting from time to time until a quorum shall be present. Subject to the foregoing and other provisions of these Bylaws and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business. Any determination made in writing and signed by all the members of such committee shall be as effective as if made by such committee at a meeting.

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Section 4.05 Resignations. Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or Secretary of the Corporation. Unless otherwise specified in such notice, such resignation shall take effect upon receipt by the Board or any such officer.

Section 4.06 Removal. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

Section 4.07 Vacancies. If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal, or otherwise, the remaining members of such committee, even if less than a quorum, shall continue to act until such vacancy is filled by the Board of Directors.

Section 4.08 Remuneration. Committee members shall receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V OFFICERS

Section 5.01 Number. The Officers of the Corporation shall be a Chief Executive Officer “CEO”, President, one or more Vice-Presidents, a Secretary, a Treasurer and, if the Board shall so elect, such other officers and agents as may be appointed by the Board of Directors pursuant to Section 5.3. Any two or more offices may be held by the same person.

Section 5.02 Election, Term of Office, and Qualifications. The Officers shall be elected annually by the Board of Directors and, except in the case of Officers appointed in accordance with the provisions of Section 5.03, each shall hold office until the next annual election of officers or until his successor shall have been duly elected and qualified, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

Section 5.03 Other Officers. The Corporation may have such other officers and agents as may be deemed necessary by the Board of Directors, including without limitation one or more Assistant Vice-Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Such other officers and agents shall be appointed in such manner, have such duties, and hold their offices for such terms as may be determined by the Board of Directors. The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

Section 5.04 Resignations. Any Officer may resign at any time by giving written notice of his resignation to the Board of Directors or to the President or Secretary of the Corporation. Unless otherwise specified in such written notice, any such resignation shall take effect at the time of receipt by the Board of Directors or any such officer.

Section 5.05 Removal. Any Officer specifically designated in Section 5.01 may be removed, either with or without cause, by a vote of a majority of the whole Board of Directors. Any officer or agent appointed in accordance with the provisions of Section 5.03 may be removed, either with or without cause, by the Board of Directors at any meeting, by the vote of a majority of the Directors present at such meeting, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.06 Vacancies. A vacancy in any office by reason of death, resignation, removal, or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office.

Section 5.07 Chief Executive Officer. The Chief Executive Officer of the Corporation and, subject to control by the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and control over its several Officers.

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Section 5.08 President. The President shall preside at all meetings of the Stockholders, Board of Directors, and Executive Committee at which the President shall be present. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President may sign, with the Secretary or any other officer thereunto duly authorized by the Board of Directors, certificates for shares of Stock of the Corporation, deeds, mortgages, bonds, contracts, agreements, or other instruments duly authorized by the Board of Directors except in cases where the signing and execution shall be expressly delegated by the Board of Directors to some other officer or agent. From time to time, the President shall report to the Board of Directors all matters within his or her knowledge that the interests of the Corporation may require to be brought to the attention of the Board. The President shall do and perform all such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Board of Directors, or the Executive Committee. The officers of the Corporation shall be responsible to the President for the proper and faithful discharge of their several duties and shall make such reports as the President may from time to time require.

Section 5.09 Vice-Presidents. In the event of the death, absence, unavailability, or disability of the President or at the request of the President, the Vice President or, in case there shall be more than one Vice President, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board of Directors) shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations, and other instruments of the Corporation. Any Vice President shall perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws, the Board of Directors, the Executive Committee, or the President.

Section 5.10 Assistant Vice-Presidents. The Assistant Vice Presidents shall exercise such powers as may be assigned to them from time to time by the Board of Directors, the Executive Committee, or the President.

Section 5.11 Secretary and the Assistant Secretaries. The Secretary shall perform the following duties:

a.	Keep the minutes of the meetings of the Stockholders, the Board of Directors, and the Executive Committee, and cause the same to be recorded in books provided for that purpose;

b.	Prepare, or cause to be prepared, and submit to the Chairman of each meeting of the Stockholders a certified list, in alphabetical order, of the names of the Stockholders entitled to vote at such meeting together with the number of shares of Stock held by each;

c.	Ensure that all notices are duly given in accordance with the provisions ofthese Bylaws or as required by statute;

d.	Act as custodian of the records of the Corporation, the Board of Directors, and the Executive Committee, and of the seal of the Corporation and ensure that the seal is affixed to all stock certificates prior to their issuance and to all documents the execution of which on behalf of the Corporation under its seal shall have been duly authorized, and attest the seal when so affixed;

e.	Ensure that all books, reports, statements, certificates, and the other documents and records required by law to be kept or filed are properly kept or filed;

f.	Whenever any committee shall be appointed in pursuance of a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

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g.	Maintain the stock and transfer books of the Corporation, and exhibit such stock book at all reasonable times to such persons as are entitled by statute to have access;

h.	Sign or cause a facsimile signature to be affixed to (unless the Treasurer or any Assistant Secretary or an Assistant Treasurer shall have this responsibility) certificates representing the Stock of the Corporation the issuance of which shall have been duly authorized; and

i.	In general, perform all duties and have all powers incident to the office of the Secretary and perform such other duties and have such other powers as from time to time may be assigned to him or her by these Bylaws, the Board of Directors, or the President.

At the request of the Secretary or in his absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. Except where by law the signature of the Secretary is required, each of the Assistant Secretaries shall possess the same power as the Secretary to sign certificates, contracts, obligations, and other instruments of the Corporation, and to affix the seal of the Corporation to such instruments, and attest the same. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

Section 5.12 Treasurer and Assistant Treasurers. The Treasurer shall perform the following duties:

a.	Have charge of, supervise, and be responsible for the funds, including the borrowing, securities, and receipts and disbursements of the Corporation;

b.	Cause all moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected by the Board of Directors or Executive Committee, or pursuant to authority conferred by the Board of Directors or Executive Committee;

c.	Cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation;

d.	Cause to be taken and preserved proper vouchers for all moneys disbursed;

e.	Keep or cause to be kept correct books of account of all the business and transactions of the Corporation and upon application cause such books of account to be exhibited to any Director;

f.	Render to the President, the Board of Directors, or the Executive Committee, whenever requested, an account of the financial conditions of the Corporation and of all transactions as Treasurer;

g.	Be empowered, from time to time, to require from the Officers or agents of the Corporation reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation;

h.	Sign, or cause a facsimile signature to be affixed to (unless the Secretary or an Assistant Secretary or an Assistant Treasurer shall have this responsibility) certificates representing stock of the Corporation the issuance of which shall have been duly authorized; and

i.	In general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws, the Board of Directors, or the President.

At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer or, in case there shall be more than one Assistant Treasurer, the Assistant Treasurer designated by the Board of Directors, the Executive Committee, or the President shall perform any of the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations, and other instruments of the Corporation. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Treasurer.

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Section 5.13 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed in accordance with the provisions of Section 5.3. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Section 5.14 Surety Bonds. If the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful discharge of his duties, including responsibility for negligence and for the accounting for all property, funds, or securities of the Corporation that may come into his hands.

ARTICLE VI CONTRACTS, CHECKS, LOANS, DEPOSITS, AND PROXIES

Section 6.01 Contracts, Checks, and Other Instruments. All contracts and agreements authorized by the Board of Directors, and all checks, drafts, bills of exchange, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, or agent or agents, as may from time to time be designated by the Board of Directors, which designation may be general or confined to specific instances. The President or a Vice-President and the Treasurer shall have the power and authority to bind the Corporation by contract or engagement or to pledge its credit or to render it liable pecuniary for any purpose or for any amount. No other officer, agent, or employee of the Corporation shall have any such power and authority unless so designated by the Board of Directors or in or pursuant to the provisions of these Bylaws.

Section 6.02 Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the President or a Vice President may from time to time appoint an attorney or attorneys, or an agent or agents, to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation to vote or to consent in respect of such stock or other securities. The President or any Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights and the President or any Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney, or other written instruments as he or she may deem necessary in order that the Corporation may exercise such powers and rights.

Section 6.03 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries shall be made in such manner as the Board of Directors from time to time may determine.

ARTICLE VII STOCK

Section 7.01 Format. The certificates of Stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Each certificate shall be clearly labeled with “OWNERSHIP AND TRANSFER OF SHARES ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT”.

Section 7.02 Common Stock. The common stock is all voting and has a par value of $0.001. Shares of the corporation may be acquired and held in the treasury of the corporation, and may be disposed of by the corporation for such consideration and for such purposes as may be determined from time to time upon approval of sixty-six and 2/3 percent (66.67%) of the Stockholders.

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Section 7.03 Preferred Stock. The corporation shall have authority to issue up to 50,000,000 shares of preferred stock having a par value of $0.001. The preferred stock may be issued from time to time in one or more series upon approval by sixty-six and 2/3 percent (66.67%) of the Stockholders by resolution providing for the issuance of such preferred stock, designate with respect to such shares: (a) their voting powers; (b) their rights of redemption; (c) their right to receive dividends (which may be cumulative or non-cumulative) including the dividend rate or rates, conditions to payment, and the relative preferences in relation to the dividends payable on any other class or classes or series of stock; (d) their rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (e) their rights to convert into, or exchange for, shares of any other class or classes of stock of the corporation, including the price or prices or the rate of exchange; and (f) other relative, participating, optional or special rights, qualifications, limitations or restrictions.

Section 7.04 Payment for Shares. The consideration to be received by the corporation for the issuance of common shares shall be fixed from time to time by approval of sixty-six and 2/3 percent (66.67%) of the Stockholders. A subscriber shall be entitled to issuance of shares upon receipt by the Corporation of the consideration for which the shares are to be issued. No certificates shall be issued for any share until the share is fully paid, and, when issued, such shares shall be nonassessable.

Section 7.05 Transfer. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney, lawfully constituted in writing, and upon surrender of the certificate therefore.

Section 7.06 Record Dates. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may, in its discretion, fix, in advance, a record date, that shall be not more than 50 nor less than 10 days before the date of such meeting, nor more than 50 days prior to any other action. Only those Stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 7.07 Closing of Transfer Books. The Board of Directors may close the transfer books in its discretion for a period not exceeding 50 days preceding any meeting, annual or special, of the Stockholders or the day appointed for the payment of a dividend.

Section 7.08 Record Owner. The Corporation shall be entitled to treat the holder of record of any share or shares of Stock as the holder in fact and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice, unless the laws of Wyoming expressly provide otherwise.

Section 7.09 Lost Certificates. Any person claiming a certificate of Stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the Corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board of Directors, in at least double the value of the Stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

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ARTICLE VIII DIVIDENDS

Dividends upon the capital Stock of the Corporation, when earned, may be declared by the Board of Directors at any regular or special meeting.

Before the payment of any dividend or the making of any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, equalize dividends, repair or maintain any property of the Corporation, or to use for such other purpose as the Directors shall think conducive to the interests of the Corporation.

ARTICLE IX RELIANCE ON RECORDS AND REPORTS

Each Director, Officer, or member of any committee designated by, or by the authority of, the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation or of any of its subsidiaries or upon reports made to the Corporation or any of its subsidiaries by any official of the Corporation or of a subsidiary or by an independent certified public accountant or by an appraiser selected with reasonable care by the Board of Directors or by any such committee.

ARTICLE X CORPORATE SEAL

The corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Wyoming and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE XI FISCAL YEAR

The fiscal year of the Corporation shall be such 12-month period of each calendar year as may be fixed from time to time by resolution of the Board of Directors.

ARTICLE XII WAIVER OF NOTICE

Whenever any notice whatsoever is required to be given by these Bylaws, the Certificate of Incorporation, or any of the corporate laws of the State of Wyoming, a waiver in writing, signed by the person or persons entitled to said notice, whether before or after the time stated, shall be deemed equivalent.

ARTICLE XIII INDEMNIFICATION

The Corporation shall indemnify each of its Directors and Officers, whether or not then in office (and his executor, administrator, and heirs), against all reasonable expenses, including attorney's fees, judgments, and fines, actually and necessarily incurred by him in connection with the defense of any litigation to which he may have been made a party because of his status as Director or officer of the Corporation. Such Director or Officer shall have no right to reimbursement, however, in relation to any matter to which he has been adjudged liable to the Corporation for gross negligence or culpable misconduct in the performance of his duties. The right to indemnity for expenses shall also apply to the expenses of suits that are compromised if the court having jurisdiction of the matter shall approve such settlement. The foregoing right of indemnification shall be in addition to all other rights to which such Director or officer may be entitled, pursuant to the Wyoming General Corporation Law.

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ARTICLE XIV AMENDMENTS

The Bylaws of the Corporation, regardless of whether made by the Stockholders or by the Board of Directors, may be amended, added to, or repealed at any meeting of the Stockholders upon approval by sixty-six and 2/3 percent (66.67%) of the Stockholders by resolution; provided, however, that notice of the proposed change is given in the notice of the meeting. No change of the time or place for the annual meeting of the Stockholders for the election of Directors shall be made except in accordance with the laws of the State of Wyoming.

ADOPTED as the Bylaws of the Corporation on this 21st day of July, 2020.

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Ricardo Haynes – 15,000 Series A Preferred

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Eric Collins – 25,000 Series A Preferred

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Lance Lehr – 5,000 Series A Preferred

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Tori White – 48,000 Series A Preferred

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Donald Keer – 7,000 Series A Preferred

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